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                                                               Exhibit 1(e)(iii)

                                FORM OF RIDERS
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[LOGO OF CHUBB LIFE AMERICA APPEARS HERE]
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Chubb Life Insurance Company of America
One Granite Place, P.O. Box 515, Concord, New Hampshire 03302   (603) 226-5000


                        GUARANTEED DEATH BENEFIT RIDER


Effective Date -

This Rider is part of the policy to which it is attached. It takes effect on the Policy Date of the policy unless a later effective date is shown above. In this rider, "we", "us", or "our" means the Chubb Life Insurance Company of America; "you" means the Owner of the policy; and "insured" means the person named on Page 3 of the policy.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We guarantee that the death benefit of the policy will be no less than the Specified Amount, regardless of the investment experience of the divisions within the Separate Account, provided that the cumulative minimum premium requirements have been satisfied.

This Rider has no loan value and no surrender value.

Cumulative Minimum Premium Requirement - On each monthly anniversary day, we will determine if the cumulative minimum premium requirement for this rider has
been met.   The cumulative minimum premium requirement is met provided that (a)
is greater than or equal to (b), where:

(a) is the sum of all previous premium payments under the policy less any policy loans or withdrawals; and

(b) is the minimum premium, as shown on Page 3 of the policy, divided by twelve, multiplied by the number of completed policy months.

If this requirement has been met, the policy is guaranteed to remain in force during the next policy month. If this requirement is not met, we will notify you of the premium payments required in order to continue benefits under this rider. A grace period of 61 days will be provided. If the necessary premiums are not received during this grace period, this rider will terminate without value.

Any increase in the Specified Amount will require an increase in the minimum premium. The cumulative minimum premium requirement will be the sum of the minimum premium requirements for the Initial Specified Amount and each respective increase to the Specified Amount. The portion of the minimum premium associated with any increase in the Specified Amount will be based on the attained age of the Insured as of the date of increase.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

(a) is the Specified Amount of the policy; and

(b) is $0.01.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The cumulative minimum premium requirement remains unsatisfied at the end of the Grace Period.

(2) The policy is surrendered, exchanged, or lapsed.

(3) The Maturity Date of the policy is attained.

(4) We receive a proper written request to terminate this rider.


         [SIGNATURE APPEARS HERE]           [SIGNATURE APPEARS HERE]
                        President                          Secretary
P94-64

[LOGO OF CHUBB LIFE AMERICA APPEARS HERE]
--------------------------------------------------------------------------------
Chubb Life Insurance Company of America
One Granite Place, P.O. Box 515, Concord, New Hampshire 03302   (603) 226-5000


                            JOINT AND LAST SURVIVOR
                        GUARANTEED DEATH BENEFIT RIDER


Effective Date -

This Rider is part of the policy to which it is attached. It takes effect on the Policy Date of the policy unless a later effective date is shown above. In this rider, "we", "us", or "our" means the Chubb Life Insurance Company of America; "you" means the Owner of the policy; and "Insureds" means the persons named on Page 3 of the policy.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We guarantee that the death benefit of the policy will be no less than the Specified Amount, regardless of the investment experience of the divisions within the Separate Account, provided that the cumulative minimum premium requirements have been satisfied.

This Rider has no loan value and no surrender value.

Cumulative Minimum Premium Requirement - On each monthly anniversary day, we will determine if the cumulative minimum premium requirement for this rider has
been met.   The cumulative minimum premium requirement is met provided that (a)
is greater than or equal to (b), where:

(a) is the sum of all previous premium payments under the policy less any policy loans or withdrawals; and

(b) is the minimum premium, as shown on Page 3 of the policy, divided by twelve, multiplied by the number of completed policy months.

If this requirement has been met, the policy is guaranteed to remain in force during the next policy month. If this requirement is not met, we will notify you of the premium payments required in order to continue benefits under this rider. A grace period of 61 days will be provided. If the necessary premiums are not received during this grace period, this rider will terminate without value.

Any increase in the Specified Amount will require an increase in the minimum premium. The cumulative minimum premium requirement will be the sum of the minimum premium requirements for the Initial Specified Amount and each respective increase to the Specified Amount. The portion of the minimum premium associated with any increase in the Specified Amount will be based on the attained joint equal age of the Insureds as of the date of increase.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

(a) is the Specified Amount of the policy; and

(b) is $0.01.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The cumulative minimum premium requirement remains unsatisfied at the end of the Grace Period.

(2) The policy is surrendered, exchanged, or lapsed.

(3) The Maturity Date of the policy is attained.

(4) We receive a proper written request to terminate this rider.


        [SIGNATURE APPEARS HERE]      [SIGNATURE APPEARS HERE]
                       President                     Secretary

P94-65

[LOGO OF CHUBB LIFE AMERICA APPEARS HERE]
--------------------------------------------------------------------------------
Chubb Life Insurance Company of America
One Granite Place. P.O. Box 515, Concord, New Hampshire 03302  (603) 226-5000


                            AUTOMATIC INCREASE RIDER

Effective Date -

This Rider is part of the policy to which it is attached. It takes effect on the Policy Date of the policy unless a later effective date is shown above. In this rider, "we", "us", or "our" means Chubb Life Insurance Company of America; "you" means the Owner of the policy; and "Insured" means the person named on Page 3 of the policy.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We will increase the Specified Amount of the policy on the first day of each new policy year by an amount equal to a percentage of the Specified Amount for the past policy year.

Increase Percentage Factor - The increase percentage factor has been selected by you and is shown on Page 3 of the policy.

Expiry Date - The Expiry Date of this rider is shown on Page 3.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

   (a) is the monthly rate for this rider, based on the age at issue. shown on Page 3 of the policy; and
   (b) is the policy's Specified Amount.

Maximum Amount of Increase - The maximum amount of all increases from the operation of this rider will be equal to the smaller of (a) or (b), where:

   (a) is three (3) times the sum of the Initial Specified Amount of the policy; and

   (b) is $10,000,000.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The monthly deduction for this rider remains unpaid at the end of the Grace Period.

(2) The policy is surrendered, exchanged, or lapsed.

(3) The maturity date of the policy is attained.

(4) We receive a proper written request to terminate this Rider.

(5) The amount of any increase in the Specified Amount of the policy as a result of the operation of this rider is less than $10,000.

(6) The maximum amount of increases permitted under this rider has been attained.

(7)  The Expiry Date for this Rider shown on Page 3 is attained.


         [SIGNATURE APPEARS HERE]            [SIGNATURE APPEARS HERE]
                        President                           Secretary
P94-59

[LOGO OF CHUBB LIFE AMERICA APPEARS HERE]
--------------------------------------------------------------------------------
Chubb Life Insurance Company of America
One Granite Place, P.O. Box 515, Concord, New Hampshire 03302   (603) 226-5000

                            JOINT AND LAST SURVIVOR
                           AUTOMATIC INCREASE RIDER

Effective Date -

This Rider is part of the policy to which it is attached. It takes effect on the Policy Date of the policy unless a later effective date is shown above. In this rider, "we", "us", or "our" means Chubb Life Insurance Company of America;
"you" means the Owner of the policy; and "Insureds" means the persons named on Page 3 of the policy.

Consideration - In return for the payment of the monthly deductions and receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We will increase the Specified Amount of the policy on the first day of each new policy year by an amount equal to a percentage of the Specified Amount for the past policy year.

Increase Percentage Factor - The increase percentage factor has been selected by you and is shown on Page 3 of the policy.

Expiry Date - The Expire Date of this rider is shown on Page 3.

Monthly Deduction - The monthly deduction for this rider will be (a), multiplied by (b), divided by $1,000, where:

(a) is the monthly rate for this rider, based on the joint equal age at issue shown on Page 3 of the policy; and
(b) is the policy's Specified Amount.

Maximum Amount of Increase- The maximum amount of all increases from the operation of this rider will be equal to the smaller of (a) or (b), where:

   (a) is three (3) times the sum of the Initial Specified Amount of the policy; and

   (b) is $10,000,000.

Termination - This Rider will cease as soon as one of the following occurs:

(1) The monthly deduction for this rider remains unpaid at the end of the Grace Period.

(2) The policy is surrendered, exchanged, or lapsed.

(3) The maturity date of the policy is attained.

(4) We receive a proper written request to terminate this Rider.

(5) The amount of any increase in the Specified Amount of the policy as a result of the operation of this rider is less than $10,000.

(6) The maximum amount of increases permitted under this rider has been attained.

(7) The Expiry Date for this Rider shown on Page 3 is attained.


         [SIGNATURE APPEARS HERE]            [SIGNATURE APPEARS HERE]
                        President                           Secretary
P94-60

[LOGO OF CHUBB LIFE AMERICA APPEARS HERE]
--------------------------------------------------------------------------------
Chubb Life Insurance Company of America
One Granite Place, P.O. Box 515, Concord, New Hampshire 03302   (603) 226-5000


                            JOINT AND LAST SURVIVOR
                          POLICY EXCHANGE OPTION RIDER

Effective Date -

This Rider is part of the policy to which it is attached. It takes effect on the Policy Date of the policy unless a later effective date is shown above. In this rider, "we", "us", or "our" means Chubb Life Insurance Company of America; "you" means the Owner of the policy; and "Insureds" means the persons named on Page 3 of the policy.

Consideration - In receipt of any application for this rider, we will provide the benefit described in this rider.

Benefit - We will exchange the policy for two individual policies, one on the life of each of the Insureds, subject to the conditions stated in this rider.

Exchange Option Events - This option may be exercised only if one of the following events occurs:

(1) A final divorce decree on the Insureds' marriage must be in effect for at least 180 days but not more than one year, before an exchange takes place.

(2) The Federal Tax Law is changed, resulting in:

   (a) the repeal of the unlimited marital deduction provision; or

   (b) a reduction of at least 50% in the maximum federal estate tax bracket.

This option may be exercised on or within 180 days after:

(1) A final divorce decree on the Insureds' marriage has been in effect for 180 days; or

(2) The effective date of the Federal Tax Law change as described above.

    In addition, the Conditions for Exchange listed below must be met.

Conditions for Exchange -

(1) The policy and this rider must be in force and not within the Grace Period.

(2) The Owner of each new policy must have an insurable interest in the Insured's life.

(3) The Owner for each new policy and the Insured must sign the application for the new policy.

(4) Your written request satisfactory to us must be received at the Home Office on or within 180 days after the date an exchange option event occurs.

(5) Evidence of the exchange option event satisfactory to us must be received at the Home Office on or within 180 days after the date an exchange option event occurs.

(6) This policy must be returned to us before the exchange date.

(7) This policy, including any attached riders, will terminate on the day before the exchange date. This date is the termination date.

(8) Both of the Insureds under this policy must be living on the exchange date.

(9) Any assignee must agree in writing to the exchange.


P94-61

New Policies -

(1) Each new policy will be for one half of this policy's Specified Amount.

(2) The exchange date will be this policy's Monthly Anniversary Day following receipt of your request for exchange. The Issue Date and Policy Date for each new policy will be the exchange date.

(3) Each new policy will be a whole life plan being issued by us on the Policy Date of the new policy.

(4) Premiums for each new policy will be based on our published rates on the Policy Date of the new policy. The premiums will depend on each new policy's plan, initial specified amount, rating class, and the Insured's attained age.

(5) The rating class for each new policy will be the individual rating class assigned to each Insured when this policy was underwritten.

(6) Each new policy will be subject to one half the amount of any outstanding loans on this policy. However, the outstanding loans on a new policy cannot exceed its loan value.

(7) The time periods in the Suicide and incontestability provisions of each new policy will be measured from the Issue Date of this policy.

(8) Each new policy will be subject to any existing assignment of this policy.

Additional benefit riders will be available with each new policy only with our consent. Evidence of insurability at the Insured's attained age will be required if additional benefit riders are requested. All riders on each new policy will be subject to our rules on the Policy Date of the new policy.

Exchange Values - One half of the Accumulation Value of this policy will be allocated to each new policy on the exchange date. This Rider has no cash or loan value.

Termination - This Rider will cease as soon as one of the following occurs:

(1) One of the Insureds under this policy dies.

(2) This policy is surrendered, exchanged, or lapsed.

(3) We receive a proper written request to terminate this Rider.



        [SIGNATURE APPEARS HERE]            [SIGNATURE APPEARS HERE]
                       President                           Secretary
P94-61

[LOGO OF CHUBB LIFE AMERICA APPEARS HERE]
--------------------------------------------------------------------------------
Chubb Life Insurance Company of America
One Granite Place, P.O. Box 515, Concord, New Hampshire 03302   (603) 226-5000


                       EXTENSION OF MATURITY DATE RIDER


Effective Date -

This rider is part of the policy to which it is attached. It takes effect on the effective date of the policy unless a later effective date is shown above. In this rider, "we", "us" or "our" means the Chubb Life Insurance Company of America; "you" means the Owner of the policy; and "Insured(s)" means the person(s) named on the Data Page.

The Maturity Date may be extended beyond that date otherwise defined in the policy by written request. The new Maturity Date will be that requested by you. If you elect to extend the original Maturity Date, you may revoke this election in writing at any time prior to the original Maturity Date.

After the original Maturity Date:

(1) No new premiums will be accepted by us:
(2) We will continue to credit interest to the policy's Accumulation Value of the General Account in the same manner;
(3) The Accumulation Value in each division of Separate Account C will continue to be calculated in the same manner;
(4) The Death Benefit will always be equal to the Accumulation Value of the policy;
(5) Interest on any policy loans will continue to accrue and become part of any debt;
(6) We will deduct no more cost of insurance charges.


        [SIGNATURE APPEARS HERE]           [SIGNATURE APPEARS HERE]
                       President                          Secretary

P94-66